Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Annual Report on Form 10-KSB, and to the inclusion in the Form S-8 Registration Statement No. 333-29007, of our report dated July 2, 1997, on our audits of the consolidated financial statements of Pacific Aerospace & Electronics, Inc. and its subsidiaries.


                                       /s/ MOSS ADAMS LLP



Seattle, Washington
July 31, 1997